Avid Technology Postpones Conference Call to Discuss Q4 and FY 2016 Financial Results

BURLINGTON, Mass., March 15, 2017 -- Avid® (NASDAQ: AVID) announced the postponement of the conference call scheduled for March 15, 2017 at 5:00 p.m. Eastern Time to discuss its Fourth Quarter financial results.
The postponement will allow the company’s independent auditor to complete its routine procedures related to the 2016 financial audit. The company is working diligently to assist its auditor in completing this process as quickly as possible.
The company looks forward to announcing its audited Fourth Quarter 2016 financial results and issuing First Quarter and Full Year 2017 guidance, and plans to reschedule its earnings conference call as soon as possible.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films, to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Pro Tools®, Media Composer®, Avid NEXIS™, Interplay®, ProSet™ and RealSet™, Maestro™, PlayMaker™, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2017 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, AirSpeed, MediaCentral, Media Composer, PhaseFind, Pro Tools, ScriptSync and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. Product features, specifications, system requirements and availability are subject to change without notice.

PR Contact:
Sara Griggs
Avid
sara.griggs@avid.com
310-907-6909

Investor Contact:
Robert Roose
Avid
robert.roose@avid.com